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EXHIBIT 5.1
OPINION OF COOLEY GODWARD LLP


October 29, 1999

Coinstar, Inc.
1800 114th Avenue S.E.
Bellevue, WA 98004

Re:      Coinstar, Inc. 1997 Equity Incentive Plan
         Coinstar, Inc. Employee Stock Purchase Plan
         Coinstar, Inc. 1997 Non-Employee Directors' Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Coinstar, Inc., a Delaware corporation (the "Company" or "you"), and have examined the Registration Statement on form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about October 29, 1999, in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 980,000 additional shares of your Common Stock without par value (the "Shares") which are to be issued pursuant to the Coinstar, Inc. 1997 Equity Incentive Plan, Coinstar, Inc. Employee Stock Purchase Plan, and Coinstar, Inc. 1997 Non-Employee Directors' Stock Option Plan (the "Plans"). As your legal counsel, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restate Bylaws of the Company, the Plans and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the operation and administration of the Plans.

Based on the foregoing, it is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you in administering the Plans, the Shares, when issued and sold in the manner described under the Plans and the agreements which accompany the Plans, will be legally and validly issued, fully paid and non-assessable under the Delaware General Corporation Law.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement and any amendments thereto.

Sincerely,

Cooley Godward LLP

/s/ Susan L. Preston

Susan L. Preston